EXHIBIT 99.3

                   NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2007
                                 (IN THOUSANDS)

                                                                        HISTORICAL
                                                               --------------------------
                                                                 NEXTWAVE     IPWIRELESS,                            PRO FORMA
                                                              WIRELESS INC.       INC.       ADJUSTMENTS    NOTES     COMBINED
                                                               -----------    -----------    -----------    -----    -----------
                            ASSETS
Current assets:
  Cash and cash equivalents                                    $    72,946    $     2,826    $   (28,804)    (2)     $    46,968
  Short-term investments                                           380,952           --             --                   380,952
  Accounts receivable                                                5,697           --             --                     5,697
  Inventory                                                            587          2,202            909     (3)           3,698
  Deferred contract costs                                            2,662         51,457        (50,807)    (3)           3,312
  Prepaid expenses and other current assets                         13,386          2,957           --                    16,343
                                                               -----------    -----------    -----------             -----------

     Total current assets                                          476,230         59,442        (78,702)                456,970
Restricted cash                                                     75,000           --             --                    75,000
Wireless spectrum licenses, net                                    567,303           --             --                   567,303
Goodwill                                                            62,601           --          133,799     (2)         196,400
Other intangible assets, net                                        25,111           --             --                    25,111
Property and equipment, net                                         18,388          1,817           --                    20,205
Other noncurrent assets                                              8,552            408           --                     8,960
                                                               -----------    -----------    -----------             -----------

   Total assets                                                $ 1,233,185    $    61,667    $    55,097             $ 1,349,949
                                                               ===========    ===========    ===========             ===========

                  LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
                         STOCKHOLDERS' EQUITY (DEFICIT)
Deferred revenues                                              $    11,381    $    70,549    $   (59,683)    (3)     $    22,247
Current portion of long-term obligations                             5,945           --             --                     5,945
Provision for loss contract                                           --           13,440           --                    13,440
Convertible notes                                                     --            7,797         (7,797)    (5)            --
Other current liabilities and deferred credits                      47,085         18,919           (983)    (4)          65,021
                                                               -----------    -----------    -----------             -----------

     Total current liabilities                                      64,411        110,705        (68,463)                106,653
Long-term deferred credits and reserves                             88,736           --             --                    88,736
Long-term obligations, net of current portion                      306,684         15,565        (15,565)    (5)         306,684
                                                               -----------    -----------    -----------             -----------
     Total liabilities                                             459,831        126,270        (84,028)                502,073
Minority interest in subsidiary                                        139           --             --                       139
Convertible preferred stock                                        351,370        225,222       (225,222)    (2)         351,370
                                                               -----------    -----------    -----------             -----------
Stockholders' equity (deficit):
  Common stock                                                          84             19            (11)    (2)              92
  Additional paid-in-capital                                       622,336         19,504         55,010     (2)         696,850
  Common stock in treasury                                             (10)          --             --      (10)
  Accumulated other comprehensive loss                                (198)        (1,518)         1,518     (2)            (198)
  Accumulated deficit                                             (200,367)      (307,830)       307,830     (2)        (200,367)
                                                               -----------    -----------    -----------             -----------
     Total stockholders' equity (deficit)                          421,845       (289,825)       364,347                 496,367
                                                               -----------    -----------    -----------             -----------

       Total liabilities and stockholders' equity (deficit)    $ 1,233,185    $    61,667    $    55,097             $ 1,349,949
                                                               ===========    ===========    ===========             ===========

                       See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
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



                                        NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                         FOR THE THREE MONTHS ENDED MARCH 31, 2007
                                                       (IN THOUSANDS)


                                                                        HISTORICAL
                                                               --------------------------
                                                                 NEXTWAVE     IPWIRELESS,                            PRO FORMA
                                                              WIRELESS INC.       INC.       ADJUSTMENTS    NOTES     COMBINED
                                                               -----------    -----------    -----------    -----    -----------
Revenues                                                       $     7,746    $     2,802    $    (1,177)    (3)     $     9,371
                                                               -----------    -----------    -----------             -----------
Operating expenses:
  Cost of revenues                                                   3,665          2,629           (402)    (3)           5,892
  Loss on customer contract                                            --           9,265              --                  9,265
  Engineering, research and development                             23,047          4,688              --                 27,735
  General and administrative                                        17,567          1,284              --                 18,851
  Sales and marketing                                                3,673          1,619              --                  5,292
  Purchased in-process research and development                        860            --               --                    860
                                                               -----------    -----------    -----------             -----------
      Total operating expenses                                      48,812         19,485           (402)                 67,895
                                                               -----------    -----------    -----------             -----------
Loss from operations                                               (41,066)       (16,683)          (775)                (58,524)
Total other income (expense), net                                   (9,062)           110           (122)    (5)          (9,074)
                                                               -----------    -----------    -----------             -----------
Loss before provision for income taxes and minority
   interest                                                        (50,128)       (16,573)          (897)                (67,598)
  Income tax benefit (provision)                                      (177)            (2)           --                     (179)
  Minority interest                                                    910            --             --                      910
                                                               -----------    -----------    -----------             -----------
     Net loss                                                      (49,395)       (16,575)          (897)                (66,867)
  Less: Preferred stock dividends                                     (222)          (133)           133                    (222)
        Accretion of issuance costs on preferred stock                  (2)           --             --                       (2)
                                                               -----------    -----------    -----------             -----------
          Net loss applicable to common shares                 $   (49,619)   $   (16,708)   $      (764)            $   (67,091)
                                                               ===========    ===========    ===========             ===========

 Net loss per common share - basic and diluted                 $     (0.59)                          --              $     (0.73)
 Weighted average shares used in per share calculation              83,996                         7,651     (2)          91,647


                  See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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



                                        NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                            FOR THE YEAR ENDED DECEMBER 30, 2006
                                                       (IN THOUSANDS)

                                                                        HISTORICAL
                                                               --------------------------
                                                                 NEXTWAVE     IPWIRELESS,                            PRO FORMA
                                                              WIRELESS INC.       INC.       ADJUSTMENTS    NOTES     COMBINED
                                                               -----------    -----------    -----------    -----    -----------
Revenues                                                       $    24,284    $    16,999    $   (14,098)    (3)     $    27,185
                                                               -----------    -----------    -----------             -----------
Operating expenses:
  Cost of revenues                                                  12,054         30,761        (11,509)    (3)          31,306
  Engineering, research and development                             52,810         20,406            --                   73,216
  General and administrative                                        51,537          6,506            --                   58,043
  Sales and marketing                                                9,992         10,978            --                   20,970
  Business realignment credits                                      (7,121)           --             --                   (7,121)
  Purchased in-process research and development                      3,538            --             --                    3,538
                                                               -----------    -----------    -----------             -----------
      Total operating expenses                                     122,810         68,651        (11,509)                179,952
                                                               -----------    -----------    -----------             -----------
Loss from operations                                               (98,526)       (51,652)        (2,589)               (152,767)
Total other income (expense), net                                   (8,137)       (19,841)        20,464     (5)          (7,514)
                                                               -----------    -----------    -----------             -----------
Loss before provision for income taxes and minority
   interest                                                       (106,663)       (71,493)        17,875                (160,281)
    Income tax benefit (provision)                                      35            162            --                      197
    Minority interest                                                1,608            --             --                    1,608
                                                               -----------    -----------    -----------             -----------
          Net loss                                                (105,020)       (71,331)        17,875                (158,476)
    Less preferred stock dividends                                     --            (531)           531     (2)             --
                                                               -----------    -----------    -----------             -----------
          Net loss applicable to common stockholders           $  (105,020)   $   (71,862)   $    18,406             $  (158,476)
                                                               ===========    ===========    ===========             ===========

 Net loss per common share - basic and diluted                 $     (1.28)                          --              $     (1.77)
 Weighted average shares used in per share calculation              81,841                         7,651     (2)          89,492













                   See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
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



                   NEXTWAVE WIRELESS INC. AND IPWIRELESS, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    BASIS OF PRO FORMA PRESENTATION

            On May 11, 2007, NextWave Wireless Inc. ("NextWave") completed the acquisition ("Acquisition") of all the issued and outstanding common and preferred stock of IPWireless, Inc., a privately held company headquartered in California that supplies TD-CDMA network equipment and subscriber terminals.

            The unaudited pro forma condensed combined statements of operations included herein have been prepared by NextWave, without audit, under the rules and regulations of the Securities and Exchange Commission. Some information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted under these rules and regulations.
The preparation of the unaudited pro forma condensed combined statements of operations requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            The unaudited pro forma condensed combined balance sheet at March
31, 2007 gives effect to the Acquisition as if it had occurred on that date. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2007 gives effect to the Acquisition as if it had occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 30, 2006 gives effect to the Acquisition as if it had occurred on January 1, 2006.

            The unaudited pro forma condensed combined statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the Acquisition.

            The unaudited pro forma condensed combined statements of operations should be read in conjunction with the historical financial statements and the notes thereto of NextWave and IPWireless.



2.    ACQUISITION OF IPWIRELESS, INC.

            The total cost of the acquisition of $103.3 million is comprised of the following:

        (in thousands)
        Cash paid for common and preferred stock                $      25,668
        Transaction costs                                               3,136
                                                                -------------
              Total cash paid                                          28,804
        7,651 shares of NextWave common stock issued                   74,522
                                                                -------------
               Total acquisition cost                           $     103,326
                                                                =============


            The fair value of the common stock issued was based upon the actual number of shares issued to the IPWireless shareholders using the average closing trading price of NextWave common stock on Nasdaq during a five-day trading period beginning two trading days prior to the announcement of the acquisition on April 9, 2007.

            Under the purchase method of accounting, the purchase price has been initially allocated to the assets acquired and liabilities assumed based upon their estimated fair values assuming that the acquisition occurred on March 31, 2007 as follows:

        (in thousands)
        Net deferred credits and liabilities assumed in excess
          of tangible assets acquired                          $     (30,473)
        Goodwill                                                     133,799
                                                               -------------
               Total acquisition cost                          $     103,326
                                                               =============


            The excess of the purchase price over the acquired net tangible assets of $133.8 million has been preliminarily allocated to goodwill in the consolidated balance sheet and is expected to be allocated between goodwill and identifiable intangible assets during the third quarter of 2007 once NextWave has completed a purchased intangible asset valuation. The related impact from value assigned to in-process research and development costs or to amortization expense, if any, will be adjusted on a prospective basis.



                                       4

            The net adjustments to the preferred stock and equity accounts at March 31, 2007, are comprised of the following:

                                              COMMON     ELIMINATE
                                              SHARES    IPWIRELESS
                                              ISSUED       EQUITY       TOTAL
    (in thousands)                            ------       ------       -----
Convertible preferred stock                  $    --     $(225,222)   $(225,222)
Common stock                                         8         (19)         (11)
Additional paid-in-capital                      74,514     (19,504)      55,010
Accumulated other comprehensive loss              --         1,518        1,518
Accumulated deficit                               --       307,830      307,830


            An adjustment to eliminate IPWireless' preferred stock dividends of $0.5 million for the year ended December 30, 2006, was made as a result of the conversion of all outstanding IPWireless preferred stock immediately prior to the Acquisition.

            Additional consideration of up to $135.0 million may be paid based upon the achievement of certain revenue milestones between 2007 and 2009, as specified in the agreement, with potential payments of up to $50.0 million in late 2007 or 2008, up to $7.5 million in 2008, up to $24.2 million in 2009 and up to $53.3 million in 2010. If earned, up to $114.0 million of such additional consideration will be payable in cash or shares of common stock at NextWave's election and up to $21.0 million of such amounts will be payable in cash or shares of common stock at the election of representatives of IPWireless shareholders.

            NextWave has also adopted the IPWireless, Inc. Employee Stock Bonus Plan which provides IPWireless employees with shares of NextWave common stock having an aggregate value of up to $7.0 million, valued at the time of issuance, contingent upon the achievement of certain revenue milestones relating to IPWireless' public safety business and TDtv business. In accordance with SFAS 123(R), "Share-Based Payment," the fair value of the stock bonuses will be determined on the date of grant and amortized to compensation expense over the estimated service period once the achievement of the milestones becomes probable. The probability of achievement of the performance conditions will be reassessed at each reporting date.


3. INVENTORY, DEFERRED REVENUES, DEFERRED CONTRACT COSTS, REVENUES AND COST OF REVENUES

            Inventory was increased by $0.9 million at March 31, 2007, to adjust finished goods to estimated selling prices less the cost of disposal and a reasonable profit allowance for NextWave's selling efforts and to adjust raw materials to current replacement costs. During the three months ended March 31, 2007, and the year ended December 31, 2006, there were no adjustments to cost of goods sold as no inventory was sold during these periods that would have been adjusted up to fair market value assuming that the acquisition occurred on December 31, 2006 and January 1, 2006, respectively.

            Deferred revenues and deferred contract costs were reduced by $59.7 million and $50.8 million, respectively, at March 31, 2007, for deferred revenues which do not represent a legal obligation assumed by NextWave in accordance with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," ("EITF 01-3").

            Adjustments of $1.2 million and $0.4 million were made to reduce the amount of revenues and related cost of revenues, respectively, that were recognized for the three months ended March 31, 2007, in accordance with EITF 01-3, assuming the acquisition occurred on December 31, 2006.

            Adjustments of $14.1 million and $11.5 million were made to reduce the amount of revenues and related cost of revenues, respectively, that were recognized for the year ended December 30, 2006, in accordance with EITF 01-3, assuming the acquisition occurred on January 1, 2006.


4.    OTHER CURRENT LIABILITIES AND DEFERRED CREDITS

            The net adjustment to reduce other current liabilities and deferred credits at March 31, 2007, of $1.0 million includes a reduction of $1.5 million in a non-refundable customer deposit for services provided by IPWireless prior to the Acquisition, but that does not represent a legal obligation assumed by NextWave. This reduction is offset by an accrual for severance of $0.5 million.

5.    LONG-TERM OBLIGATIONS, CONVERTIBLE NOTES AND FOREIGN CURRENCY

            Adjustments were made to long-term obligations and convertible notes at March 31, 2007, to eliminate $15.6 million and $7.8 million in warrant obligations and convertible notes, respectively, that were not assumed in the acquisition. Adjustments were made to total other income (expense), net, to eliminate $15.6 million and $5.3 million in expense associated with the change in the fair value of warrants and the accretion of the beneficial conversion feature of the convertible notes, respectively, for the year ended December 30, 2006, as these obligations were not assumed in the acquisition.

            NextWave's foreign subsidiaries use the U.S. dollar as their functional currency. Accordingly, monetary assets and liabilities are remeasured into U.S. dollars at the exchange rate in effect at the balance sheet date and resulting exchange gains or losses of these foreign investees are recognized in the consolidated statements of operations. Adjustments of $0.1 million and $0.4 million in net foreign currency exchange losses were made for the three months ended March 31, 2007 and for the year ended December 30, 2006, respectively, to recognize these losses in the consolidated statements of operations rather than as cumulative translation losses in the consolidated balance sheet.

           The net adjustments to other income (expense), net, are comprised of the following:

                                                         THREE
                                                         MONTHS       YEAR
                                                          ENDED       ENDED
                                                        MARCH 31,   DECEMBER 30,
                                                          2007        2006
(in thousands)                                          --------    --------

Eliminate change in the fair value of warrants          $   --      $ 15,565
Eliminate accretion of beneficial conversion feature        --         5,336
Reclass net foreign currency exchange losses from
   balance sheet to statement of operations                 (122)       (437)
                                                        --------    --------
                                                        $   (122)   $ 20,464
                                                        ========    ========








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